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                   [LETTERHEAD OF ROSENBERG & LIEBENTRITT, P.C.]


                              October 28, 1998

Board of Trustees
Equity Residential Properties Trust
Two North Riverside Plaza
Suite 400
Chicago, Illinois 60606

     Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We are acting as counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the issuance by the Company of options to purchase 921,780 common shares (the "Shares") of beneficial interest, $.01 par value per share, of the Company ("Common Shares") covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are to be issued by the Company upon the exercise of options to purchase Common Shares ("EQR Options") that were converted from options to purchase shares of common stock ("Merry Land Options") of Merry Land Merger Subsidiary, Inc., a Maryland corporation ("Merry Land"), in the merger of Merry Land with and into the Company (the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of July 8, 1998, by and between the Company and Merry Land & Investment Company, Inc., a Georgia corporation ("Merry Land Parent"), as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 4, 1998, by and among the Company, Merry Land Parent, Merry Land and Merry Land LLC, a Georgia limited liability company (as amended, the "Merger Agreement"). This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (Section ) 229.601(b)(5), in connection with the Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1.   An executed copy of the Registration Statement;

     2. The Second Amended and Restated Declaration of Trust of the Company, as amended (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT") and by the Secretary of the Company on the date hereof as then begin complete, accurate and in effect;

     3. The Second Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect;

     4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;


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Board of Trustees
Equity Residential Properties Trust
October 28, 1998
Page 2


     5. Resolutions adopted by the Board of Trustees of the Company relating to the issuance and registration of the Shares (the "Resolutions"), as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect;

     6.   The Merger Agreement;

     7. The Articles of Merger relating to the Merger and providing for the conversion of the Merry Land Options outstanding at the effective time of the Merger into EQR Options, certified as of a recent date by the SDAT;

     8. A specimen of the certificate evidencing Common Shares, as certified by the Secretary of the Company as of the date hereof as then being complete, accurate and in effect;

     9. A certificate executed by the Secretary of the Company, dated the date hereof; and

     10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. Any Documents submitted to us as originals are authentic. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. The Shares will not be issued in violation of any restriction or limitation contained in the Declaration of Trust.


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Board of Trustees
Equity Residential Properties Trust
October 28, 1998
Page 3


     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the opinions set forth herein, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinion below that relates to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Ballard Spahr Andrews & Ingersoll, LLP, a copy of which is attached hereto as EXHIBIT A.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Shares have been duly authorized for issuance and, when and if issued and delivered against payment therefore in accordance with the Resolutions, will be (assuming that upon any such issuance the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration of Trust) validly issued, fully paid and nonassessable under Title 8 of the Corporations and Associations Articles of the Annotated Code of Maryland.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this Firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                   Very truly yours,




                                   ROSENBERG & LIEBENTRITT, P.C.


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                                                                       EXHIBIT A

               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

                                                                     FILE NUMBER
                                                                        867646


                                   October 28, 1998

Rosenberg & Liebentritt, P.C.
Suite 1600
Two North Riverside Plaza
Chicago, Illinois 60606

          Re:  EQUITY RESIDENTIAL PROPERTIES TRUST:
               REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

          We have served as Maryland counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 921,780 common shares (the "Shares") of beneficial interest, $.01 par value per share, of the Company ("Common Shares") covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are to be issued by the Company upon the exercise of options to purchase Common Shares ("EQR Options") that were converted from options to purchase shares of common stock ("Merry Land Options") of Merry Land Merger Subsidiary, Inc., a Maryland corporation ("Merry Land"), in the merger of Merry Land with and into the Company (the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of July 8, 1998, by and between the Company and Merry Land & Investment Company, Inc., a Georgia corporation ("Merry Land Parent"), as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 4, 1998, by and among the Company, Merry Land Parent, Merry Land and Merry Land LLC, a Georgia limited liability company (as amended, the "Merger Agreement"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1.   The Registration Statement;


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Rosenberg & Liebentritt, P.C.
October 28, 1998
Page 2


          2. The Second Amended and Restated Declaration of Trust of the Company (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The Bylaws of the Company, certified as of the date hereof by its Secretary;

          4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

          5. Resolutions adopted by the Board of Trustees of the Company relating to the issuance and registration of the Shares (the "Resolutions"), certified as of the date hereof by the Secretary of the Company;

          6.   The Merger Agreement;

          7. The Articles of Merger relating to the Merger and providing for the conversion of the Merry Land Options outstanding at the effective time of the Merger into EQR Options, certified as of a recent date by the SDAT;

          8. A specimen of the certificate evidencing Common Shares, certified as of the date hereof by the Secretary of the Company;

          9. A certificate executed by the Secretary of the Company, dated the date hereof; and

          10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a


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Rosenberg & Liebentritt, P.C.
October 28, 1998
Page 3


signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

          4. Any Documents submitted to us as originals are authentic. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

          5. The Shares will not be issued in violation of any restriction or limitation contained in the Declaration of Trust.

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Shares have been duly authorized for issuance and, when and if issued and delivered against payment therefor in accordance with the Resolutions, will be (assuming that upon any such issuance the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration of Trust) validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

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Rosenberg & Liebentritt, P.C.
October 28, 1998
Page 4


          This opinion is being furnished to you to be attached as an exhibit to your opinion for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except the Company) without, in each instance, our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                        Very truly yours,

                                        Ballard Spahr Andrews & Ingersoll, LLP